                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective
April 1, 2004 (the "Effective Date"), by and between ALCOTT+ROUTON, INC., a
Tennessee corporation (the "Company"), and James B. Alcott ("Executive").
Capitalized terms used in this Agreement and not otherwise defined are defined in Article 5.

     Clarke American Checks, Inc., a Delaware corporation ("Clarke"), is simultaneously with the execution of this Agreement, acquiring all of the outstanding capital stock of the Company (the "Acquisition"). Entering into this
Agreement is a condition to the consummation of the Acquisition because Clarke views the continued involvement of Executive with the Company as essential to realize the benefits sought to be achieved through the Acquisition.

     ACCORDINGLY, in consideration of the promises and covenants herein exchanged and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

                                    ARTICLE 1
                                   EMPLOYMENT

     Section 1.1. Term; Duties

          (a) Term. This Agreement will commence on the Effective Date and continue in effect until terminated in accordance with the provisions of
     Section 4.

          (b) Duties. During his employment with the Company, Executive will serve as an executive officer of the Company, and initially as the Chief
     Executive Officer and President of the Company. As Chief Executive Officer
     and President, Executive shall have the general powers and duties of supervision and management usually vested in the office of the Chief
     Executive Officer and President of a corporation. Executive will report directly to the Chairman of the Board of Directors of the Company. In
     addition to the duties specifically referenced herein, Executive will perform all duties reasonably related to his position and such other duties as the Company's Board of Directors may reasonably specify from time to time, not inconsistent with the principal duties specified above. Executive will perform his duties in accordance with the Company's policies and procedures, as from time to time in effect. Executive will act diligently, in good faith and in the best interests of the Company and in a manner designed to enhance the business reputation and success of the Company.
     Except with the prior written consent of the Company's corporate parent,
     Executive will not engage in any other employment or activity that conflicts with or impairs the performance of his obligations as a full-time employee of the Company, including serving as a director, consultant or advisor to any other Person (other than as set forth on Exhibit A hereto).
     Executive represents and warrants to the Company that he is under no contractual commitments which would violate his obligations set forth in this Agreement.

     During the EBITDA Measurement Period (as defined in the Stock Purchase
     Agreement), Executive will have the following specific authority, to be exercised by Executive in good faith, subject to the written policies and procedures of the Company and Clarke American Checks, Inc., and in a manner consistent with past practices of the Company:

          (i)   Executive will establish pricing on all products and services of the Company offered or sold as of the date of this Agreement.

          (ii)  Executive will set the compensation structure for the Company's sales employees.

          (iii) Executive will be responsible for the hiring and termination of
                Company employees, provided:

                (A)  Each employee is employed on an "at will" basis.

                (B)  Executive may only terminate a direct report with the consent of the CEO of Clarke American Checks, Inc.

          (iv)  Executive will be responsible for the implementation of strategic, marketing and financial plans approved by the Board of
                Directors in accordance with the established practices of Clarke
                American Checks, Inc. and its Affiliates.

     Section 1.2.   Compensation. In consideration for the services to be
performed and obligations undertaken by Executive under this Agreement,
Executive will receive the following compensation and benefits:

          (a) Salary. The Company will pay Executive a monthly base salary of not less than $20,833.33, for an annualized base salary of not less than
     $250,000, payable at such time and upon such frequency as the Company compensates its other employees. Executive's base salary will be subject to review from time to time by the Company's Board of Directors to determine whether, in the Board's sole discretion, any upward adjustment in
     Executive's base salary should be made; provided, that the Company will have no obligation to increase Executive's base salary.

          (b) Bonus Plan. After the third anniversary of this Agreement,
     Executive will be entitled to participate in an executive bonus plan(s)
     approved by the Company's Board of Directors from time to time.

          (c) Vacation. Executive will be entitled to four weeks of vacation per calendar year, or such greater amount as may be provided from time to time under the Company's normal vacation policy.

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          (d) Other Benefits. Executive will be entitled to participate in such medical insurance, retirement and fringe benefit plans and policies as are established by the Company from time to time upon the same or comparable terms as other employees of the Company, subject to all applicable eligibility requirements. Any specific benefits, plans or policies will be subject to change or termination from time to time as determined by the
     Board of Directors of the Company, but will not substantially reduce the collective benefits to be provided hereunder. Without limiting the generality of the foregoing, Executive will be entitled to a $1,000 monthly car allowance and such additional long-term disability insurance coverage as now in effect.

          (e) Expenses. Upon the submission of required substantiation per applicable Company policy, the Company will reimburse Executive for all reasonable out-of-pocket business expenses incurred by Executive in the performance of his duties under this Agreement in accordance with the
     Company's policies in effect from time to time.

          (f) Withholding. The Company will deduct and withhold all necessary social security and withholding taxes and any other similar sums required by law from Executive's compensation.

                                    ARTICLE 2
                              INTELLECTUAL PROPERTY

     The parties agree that any and all discoveries, concepts, ideas, inventions, processes, systems, methodologies, know-how, copyrightable works of authorship (including data compilations, analyses, and computer programs) and improvements (collectively, "Intellectual Property"), whether patentable or not, which are made, conceived, acquired, developed or prepared by Executive and related in any way to Executive's employment by the Company, either solely or while working jointly with others, during his employment with the Company or at any time during the one-year period following the termination of such employment will be the sole and exclusive property of the Company. Executive agrees to promptly and fully disclose to the Company any and all Intellectual Property made, conceived, acquired, developed or prepared by Executive during his employment with the Company or during the one-year period following termination of such employment which is related in any way to Executive's employment by the
Company. Executive represents and warrants that all ideas, concepts, inventions, improvements and developments which relate to the Company's business and which
Executive invented or conceived prior to becoming employed by the Company and to which Executive, or any assignee of Executive, now claims title (and which will be excepted from the provisions of this Article 2), are completely described on an exhibit signed by both parties and attached to this Agreement. If no such exhibit is attached, then Executive represents and warrants that there are no such ideas, concepts, inventions, improvements or developments.

     Executive further agrees to assign to the Company or its designated assignee his entire right, title and interest in and to any such Intellectual
Property which relate to the Company's business and any related U.S. or foreign patents and patent applications and any U.S. or foreign copyrights and copyright applications and to execute any and all documentation, including patent assignment forms, and do whatever is reasonably required at the Company's sole expense to

                                        3

transfer all of his rights to all such Intellectual Property to the Company and to help the Company record its title to such rights. Executive hereby acknowledges that any copyrightable works of authorship which relate to the
Company's business prepared by Executive during his employment with the Company or during the one-year period following termination of such employment which are related in any way to Executive's employment by the Company will constitute a
"work made for hire" within the meaning of United States copyright statutes. The
Company specifically requires, and Executive agrees, that Executive will not knowingly infringe, misuse or misappropriate any confidential information, patent, copyright or trade secret rights of any other Person in the performance of his obligations under this Agreement.

                                    ARTICLE 3
                              RESTRICTIVE COVENANTS

      Section 3.1.   Confidentiality. Executive acknowledges and agrees that he will be employed in a position of trust and confidence with the Company, and that the Company is engaged in a rapidly developing field of business with continually emerging ideas, concepts and technology, much of which involves considerable know-how, which may or may not be patentable, and all of which the
Company values as proprietary information. Executive further acknowledges that the Company and its Affiliates will need to reveal to him proprietary and other valuable information known to and used by the Company or its Affiliates and their respective Customers and suppliers, in order to maintain a high quality of products and services to the Company's Customers, which benefits both the
Company and Executive economically, and to enable Executive to perform his duties under this Agreement. Executive hereby agrees that he will not, at any time before or after termination of employment with the Company, in any fashion, form or manner, either directly or indirectly, use, divulge, disclose or communicate, or cause or permit any other person or entity to use, divulge, disclose or communicate, to any Person, in any manner whatsoever, any
Confidential Information, except with the prior written consent of the Company's corporate parent. "Confidential Information" means any knowledge or information about Executive's employment or the business, practice, activities, Customers, suppliers, technology or facilities of the Company which may come to Executive's knowledge during his employment with the Company, including all business plans, budgets, financial and personnel data and information, marketing and sales plans and information, methods, techniques and data, Customer information, pricing policies, listings of Customers or Prospective Customers or suppliers, pricing and cost information, business and marketing strategies and plans, creations, designs, methods of operation, processes, research data, equipment, technical data, and all other know-how, trade secrets and like information pertaining in any respect to the Company or its Affiliates, or their respective Customers or suppliers, including information which may have been developed or prepared by
Executive during his employment with the Company. "Confidential Information"
will not include that information which Executive can establish: (i) was already in the public domain at the time of disclosure through no fault of Executive; or
(ii) is independently developed by Executive after the cessation of his employment with the Company without the use of any of the Company's (or its
Affiliate's) Confidential Information. Executive agrees to use reasonable care to avoid publication or dissemination of any Confidential Information.

                                        4

      Section 3.2.   Non-Competition and Non-Solicitation. As an inducement for the Company to employ Executive pursuant to the terms of this Agreement and to reduce the cost to the Company of monitoring and enforcing the compliance of
Executive with the confidentiality obligations contained in Section 3.1 of this
Agreement, and to protect the goodwill developed by the Company during
Executive's employment with the Company, Executive agrees that he will not, so long as he is employed by the Company and for a period of two years from and after the date of termination of his employment for any reason, without the express written consent of the Company's corporate parent or as otherwise authorized in Section 1.1(b):

              (a)    Directly or indirectly, as a proprietor, officer,
      employee, partner, stockholder, consultant, agent, owner, lender or otherwise, render assistance or services to, or otherwise participate in, the affairs of any business which provides products or services in competition with the products or services being produced or provided by the Company or any Affiliate at the time Executive's employment terminates;

              (b)    Directly or indirectly, induce or solicit, or seek to
      induce or solicit, any Person who was engaged in the Company's business as an employee, agent, independent contractor or otherwise within the one-year period prior to the date of termination of Executive's employment with the Company to terminate his or her engagement or otherwise to participate in business activity directly or indirectly competitive with the Company's or any Affiliate's business; or

              (c)    Either for himself or for any other Person, solicit,
      divert, call on, make a proposal to, do business with, or accept business from, or attempt to solicit, divert, call on, make a proposal to, do business with, or accept business from any persons or entities which were
      Customers or Prospective Customers of the Company or any Affiliate.

      Section 3.3.   Reasonableness of Covenants. The parties acknowledge and
agree that the time and other limitations contained in this Article 3 are reasonable and necessary for the proper protection of the Company and its
Affiliates. Executive further acknowledges that, in the event of the termination of his employment with the Company, his skills and experience will permit him to find employment in many markets, and the limitations contained herein will not prevent him from earning a livelihood; that his position with the Company and his access to, use and development of Confidential Information while employed with the Company will make it impossible for him to work for any competing business without disclosing or using Confidential Information, interfering with the Company's (or its Affiliate's) Customer relationships, or otherwise violating his obligations under this Agreement; and that the Company and its
Affiliates do business with Customers throughout the United States, so it is impossible to restrict more narrowly the geographic scope of Executive's obligation not to compete with the Company or its Affiliates.

      Section 3.4. Remedies for Breach. Executive acknowledges and agrees that any violation of any provision of this Article 3 will cause the Company and its
Affiliates irreparable damage, that the Company's (or its Affiliate's) remedy at law would be inadequate and that if Executive violates or threatens to violate such restrictions, the Company will be entitled to

                                        5

injunctive relief against Executive, without the necessity of proof of actual damage or the posting of a bond, in addition to any other remedies available under this Agreement, at law or in equity, including compensatory damages incurred by the Company or its Affiliates as a result of such violation and including costs, expenses and reasonable attorneys' fees and the right to set off in enforcing any of its rights under this Article 3.

                                    ARTICLE 4
                                   TERMINATION

      Section 4.1.   Events of Termination. Executive will be employed by the
Company "at will." Executive's employment will continue until terminated as follows:

              (a)    Death or Disability. This Agreement will terminate
      immediately upon the death or Disability of Executive.

              (b)    Mutual Agreement. This Agreement will terminate as of the
      date specified in a mutual written agreement between the Company and
      Executive.

              (c)    Termination by Executive. Executive may terminate this
      Agreement, with or without Good Reason, upon not less than thirty (30)
      days prior written notice to the Company.

              (d)    Termination by Company for Cause. The Company may terminate this Agreement immediately for Cause.

              (e)    Termination by Company Without Cause. The Company may
      terminate this Agreement without Cause upon not less than 30 days prior written notice to Executive.

      Section 4.2.   Rights and Obligations on Termination. Except as otherwise provided herein, or as otherwise required by law, upon termination of this
Agreement for any reason, all obligations of the Company to Executive will cease, except for the following: (i) earned but unpaid salary due under Section
1.2; (ii) any accrued but unpaid vested amounts under any bonus plans or employee benefits plans of the Company for services rendered to date of termination; and (iii) any obligation to pay Executive amounts under Section 4.3 or Section 4.4.

      Section 4.3.   Severance Payments. If this Agreement is terminated after
the third anniversary hereof (a) by the Company other than for Cause, or (b) by
Executive for Good Reason, Executive will be entitled to base salary continuation for a period of six months from the effective date of termination.

      Section 4.4.   Other Effects of Termination. If this Agreement is
terminated prior to the third anniversary hereof (a) by the Company other than for Cause, or (b) by Executive for Good Reason, Executive will be entitled to and be paid his maximum EBITDA Payment and Incremental Revenue Payment (in the
aggregate amount of $1,388,889) under the Stock Purchase

                                        6

Agreement at the time provided therein, subject to the offset rights set forth in Section 7.5 thereof. If this Agreement is terminated prior to the third anniversary hereof (a) by the Company for Cause, or (b) by Executive other than
(i) for Good Reason or (ii) by reason of Death or Disability, Executive will forfeit any and all right to be paid the EBITDA Payment and the Incidental
Revenue Payment.

                                    ARTICLE 5
                                   DEFINITIONS

      For purposes of this Agreement, the following terms will have the meanings specified or referred to in this Article 5:

      "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, that Person and any officer, director or controlling Person of that Person.

      "Cause" means any of the following: (a) Executive's breach of his duty of loyalty or other fiduciary duty to the Company, including without limitation, misappropriation of corporate assets, or self-dealing; (b) any intentional misconduct which results in material harm to the Company, or fraud on the part of Executive in the performance of his duties as an employee of the Company; (c)
the conviction of Executive of, or the entry by Executive of a plea of guilty or no contest to, any felony, or any other malfeasance or misfeasance that could materially impair the reputation of the Company or Executive; or (d) Executive's material breach of this Agreement or material failure to perform his duties and obligations in accordance with the terms and conditions of this Agreement, which failure or breach continues for 60 or more days after written notice by the
Company to Executive of such breach or failure.

      "Customer" means any Person to whom the Company or any Affiliate provided or sold products or services during the two-year period prior to termination of
Executive's employment with the Company.

      "Disability" means such physical or mental condition of Executive which renders Executive incapable of performing the substantial duties and responsibilities of his position with the Company (as confirmed by such competent medical evidence or opinions as are satisfactory to the Company) for at least 120 days during any 12-month period. In connection therewith, Executive hereby agrees to submit to any medical examination or examinations as may be requested by the Company for the purposes of determining the existence or absence of a Disability.

      "Good Reason" means any of the following: (a) the Company requires
Executive to perform his employment duties and responsibilities under this
Agreement at a location other than Nashville, Tennessee and the surrounding metropolitan area and Executive objects to his relocation; (b) the scope of
Executive's duties and responsibilities under Section 1.1 is materially reduced;
(c) Executive's salary under Section 1.2 is reduced; or (d) the Company materially violates its obligations under this Agreement and such violation continues for 60 days or more

                                        7

after written notice by Executive to the Company of such violation, and
Executive resigns within 15 days after the expiration of that 60-day period.

      "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or governmental body.

      "Prospective Customer" means any Person to whom the Company or any
Affiliate made any written proposal, presentation or other offer of products or services (excluding broad distributions of general marketing services), or engaged in substantive discussions concerning any products or services, during the one-year period prior to termination of Executive's employment with the
Company, or about which Executive obtained any Confidential Information during his employment by the Company.

      "Stock Purchase Agreement" means the agreement by and among Clarke
American Checks, Inc., and each of the shareholders of Alcott+Routon, Inc. dated as of March 31, 2004.

                                    ARTICLE 6
                                  MISCELLANEOUS

      Section 6.1.   Surrender of Property. At such time as Executive's
employment with the Company terminates, or upon the Company's request at any time or from time to time, Executive will deliver promptly to the Company or an
Affiliate, as applicable, (a) all records, manuals, books, forms, documents, letters, memoranda, notes, notebooks, reports, brochures, photographs, drawings, specifications, plans, samples or analyses, computer equipment and software, computer stored information, data, tables, calculations or copies thereof in his possession or under his control which are the property of the Company or any
Affiliate or which relate in any way to the business, products, practices or techniques of the Company or any Affiliate, and (b) all other property and
Confidential Information of the Company or any Affiliate in his possession or under his control, including all documents which contain any Confidential
Information of the Company or any Affiliate.

                                        8

      Section 6.2.   Independence of Obligations. The covenants of Executive set forth in this Agreement will be construed as independent of any other agreement or arrangement between Executive, on the one hand, and the Company, on the other. The existence of any claim or cause of action by Executive against the
Company will not constitute a defense to the enforcement of such covenants against Executive.

      Section 6.3.   Non-Exclusivity. The rights and remedies of the parties
hereunder are not exclusive of or limited by any other rights or remedies which the parties may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights, remedies, obligations and liabilities of the parties hereunder are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like.

      Section 6.4.   Notices. All notices, requests, demands and other
communications to be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given if delivered by hand, sent by facsimile with confirmation, sent by a nationally recognized overnight mail service, or mailed first class, postage prepaid:

If to Executive:

              James B. Alcott

If to the Company:                                  with a copy to:

                     Alcott+Routon, Inc.            Clarke American Checks, Inc.
                     Suite 500                      10931 Laureate Drive
                     830 Crescent Centre Dr.        San Antonio, Texas 78249
                     Franklin, Tennessee 37067      Attn: President and CEO
                     Attn: Chairman

Either party may change its address, telephone number or facsimile number by prior written notice to the other.

      Section 6.5.   Partial Invalidity. Whenever possible, each provision of
this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but in case any one or more of the provisions contained in this Agreement is, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, as applicable, and this Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein or therein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby or thereby to be unreasonable. If the deemed deletion of the invalid, illegal or unenforceable provision or provisions is reasonably likely to have a material adverse effect on a

                                        9

either party, both parties will endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.

      Section 6.6.   Governing Law; Exclusive Jurisdiction. This Agreement will be governed by and construed in accordance with the applicable Legal
Requirements of the State of Tennessee without regard to conflicts of laws principles. Any action under this Agreement or any provision hereof shall be litigated only in the state or federal courts of the State of Tennessee. Each party hereby irrevocably consents and submits to the exclusive venue and personal jurisdiction of said courts with respect to all such actions filed by the other party and agrees that it will not contest venue. Process in any action or proceeding hereunder may be served on either party anywhere in the world.

      Section 6.7.   Amendment and Waiver. This Agreement may be amended,
modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both parties or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of either party at any time to require performance of any provision of this Agreement will in no manner affect the right of that party at a later time to enforce such provision. No waiver by either party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any such term, covenant, representation or warranty, or any other term, covenant, representation or warranty set forth in this Agreement.

      Section 6.8.   Headings; Construction. The headings of the sections and
paragraphs in this Agreement have been inserted for convenience of reference only and will not restrict or otherwise modify any of the terms or provisions of this Agreement. Unless otherwise expressly provided, the word "including" or
"includes" whenever used in this Agreement does not limit the preceding words or terms. This Agreement and any uncertainty or ambiguity herein will be construed against either party, whether under any rule of construction or otherwise. No party will be considered the draftsman of this Agreement. On the contrary, this
Agreement has been reviewed, negotiated and accepted by both parties and their attorneys and will be construed and interpreted according to the ordinary meaning of the words so as fairly to accomplish the purposes and intentions of both parties. All dollar amounts set forth in this Agreement are in United
States dollars.

      Section 6.9.   Counterparts. This Agreement may be executed in
counterparts, each of which when so executed will be deemed to be an original and such counterparts will together constitute one and the same agreement. A facsimile signature will have the same effect as an original signature.

      Section 6.10.  Further Assurances. Each party hereto will execute and/or cause to be delivered to the other party hereto such instruments and other documents and will take such other

                                       10

actions as such other party may reasonably request to effectuate the intent and purposes of this Agreement.

      Section 6.11.  Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the employment relationship contemplated by this Agreement and supersede all prior employment agreements, arrangements and understandings between the parties. No representation, promise, inducement or statement of intention has been made by either party that is not embodied in this Agreement, and no party will be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

      Section 6.12.  Assignment. This Agreement and all rights and obligations of Executive hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. The Company may assign its rights under this
Agreement to any entity that assumes the Company's obligations hereunder in connection with any merger, consolidation or sale or transfer of all or substantially all of the Company's assets or stock to such entity. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

      Section 6.13.  Survival. The provisions of Articles 2, 3 and 4, and this
Article 6, will survive any termination of this Agreement.

      Section 6.14.  Certain Acknowledgments. Executive acknowledges that he has read and understands this Agreement and that he has had an opportunity to have counsel of his choosing review this Agreement and discuss it with him.

      Section 6.15.  Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY
AND WILLINGLY WAIVES THEIR RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR
PROCEEDING INVOLVING THIS AGREEMENT OR THE EMPLOYMENT OF EXECUTIVE BY THE
COMPANY. EACH OF THE PARTIES REPRESENTS AND WARRANTS THAT HE OR IT HAS REVIEWED
THE FOREGOING WAIVER WITH HIS OR ITS LEGAL COUNSEL AND HAS KNOWINGLY AND
VOLUNTARILY WAIVED HIS OR ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH
LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A
WRITTEN CONSENT TO A TRIAL BY THE COURT.

                                       11

      IN WITNESS WHEREOF, the parties hereto have caused this Employment
Agreement to be executed and delivered effective as of the day and year first above written.

                                             ALCOTT+ROUTON, INC.
/s/ James B. Alcott
-----------------------------------------
James B. Alcott                              By /s/ Robert B. Leckie
                                               ---------------------------------
                                             Its VICE PRESIDENT
                                               ---------------------------------

                                       12

                                    EXHIBIT A
                                       TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                               JAMES B. ALCOTT AND
                               ALCOTT+ROUTON, INC.

Board of Directors of Altair Data Resources, Inc.*

Board of Directors of Book 'Em

Various functions from time to time for Montessori School of Franklin

Various functions from time to time for Young Entrepreneurs Organization

_______
* In a non-executive officer capacity

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